Exhibit 99.1

THE AUDITED COMBINED FINANCIAL STATEMENTS OF GUOYITANG AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

TABLE OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-1

Combined Financial Statements:
Combined Balance Sheets	F-2
Combined Statements of Operations and Comprehensive Income	F-3
Combined Statements of Equity	F-4
Combined Statements of Cash Flows	F-5
Notes to Combined Financial Statements	F-6 to F-17

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Shareholders of Chongqing Guoyitang Hospital Co., Ltd. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Chongqing Guoyitang Hospital Co., Ltd. and Subsidiary (the Company) as of December 31, 2020 and 2019, and the related combined statements of operations, comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the combined financial position of the Company at December 31, 2020 and 2019, and the combined results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company’s ability to continue as a going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring significant losses and has accumulated deficiency in stockholders’ equity. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Audit Alliance LLP.

Singapore

We have served as the Company's auditor since 2021

June 2, 2021

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY

COMBINED BALANCE SHEETS

	December 31,
	2020	2019

ASSETS
CURRENT ASSETS
Cash	$18,621	$1,425
Accounts receivable, net	14,978	50,111
Advances to suppliers	41,446	33,094
Amount due from related parties	41,211	105,414
Inventories	98,431	111,432
Prepayments and other receivables	73,143	22,249
Total current assets	287,830	323,725
NON-CURRENT ASSETS
Property, plant and equipment, net	532,552	620,460
Right-of-use asset	443,993	607,534
Total non-current assets	976,545	1,227,994
TOTAL ASSETS	$1,264,375	$1,551,719
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term loans	$8,340	$-
Accounts payable, trade	538,020	851,159
Advanced from customers	153	-
Amount due to related parties	205,073	25,085
Taxes payable	120	-
Other payables and accrued liabilities	213,489	47,833
Lease liability-current	157,524	146,072
Total current liabilities	1,122,719	1,070,149
Lease liability-non current	$369,506	$479,521
Long-term loans	-	91,027
Total non-current liabilities	369,506	570,548
TOTAL LIABILITIES	1,492,225	1,640,697
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ DEFICIT
Paid-in capital	286,188	286,188
Accumulated deficit	(510,071)	(380,511)
Accumulated other comprehensive income(loss)	(3,967)	5,345
Total shareholders’ deficit	(227,850)	(88,978)
Total liabilities and equity	$1,264,375	$1,551,719

The accompanying notes are an integral part of the combined financial statements

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Year Ended December 31,
	2020	2019

REVENUES	$1,919,484	$1,585,487
COST OF REVENUES	1,175,711	767,662
GROSS PROFIT	743,773	817,825
OPERATING EXPENSES:
Sales and marketing	144,042	178,596
General and administrative	516,112	391,439
Total operating expenses	660,154	570,035
INCOME (LOSS) FROM OPERATIONS	83,619	247,790
OTHER INCOME (EXPENSE)
Interest expense	(38,800)	(37,038)
Interest income	19	3
Other expense	(104,418)	(99,260)
Total other income (expense), net	(143,199)	(136,295)
INCOME (LOSS) BEFORE INCOME TAXES	(59,580)	111,495
PROVISION FOR INCOME TAXES (BENEFIT)	(85)	174
NET INCOME (LOSS)	(59,495)	111,321
COMPREHENSIVE INCOME
NET INCOME (LOSS)	$(59,495)	$111,321
OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(9,311)	2,038
TOTAL COMPREHENSIVE INCOME (LOSS)	(68,806)	113,359

The accompanying notes are an integral part of the combined financial statements

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY

COMBINED STATEMENTS OF EQUITY

	Paid-in capital	Additional Paid-in capital	Retained earnings (Accumulated deficit)	Statutory reserves	Accumulated other comprehensive loss	Noncontrolling interest	Total
BALANCE, January 1, 2019	$286,188	$-	$(491,832)	$-	$3,307	$-	$(202,337)
Net income	-	-	111,321	-	-	-	111,321
Foreign currency translation adjustments	-	-	-		2,038	-	2,038
BALANCE, December 31, 2019	286,188	-	(380,511)	-	5,345	-	(88,978)
Acquisition of subsidiary	-	-	1,548	-	-	-	1,548
Net income	-	-	(59,495)	-	-	-	(59,495)
Adjustment of prior years	-	-	(71,613)	-	-	-	(71,613)
Foreign currency translation adjustments	-	-	-	-	(9,312)	-	(9,312)
BALANCE, December 31, 2020	$286,188	$-	$(510,071)	$-	$(3,967)	$-	$(227,850)

The accompanying notes are an integral part of the combined financial statements

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY

COMBINED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income (loss)	$(59,495)	$111,321
Adjustments to reconcile net income(loss) to cash provided by (used in) operating activities:
Depreciation and amortization	97,289	95,991
Allowance for inventory provision	146	10,029
Accounts receivable	99,336	13,541
Advances to suppliers	(8,351)	(3,938)
Inventories	12,855	54,320
Prepayments and other receivables	(50,895)	(22,249)
Accounts payable, trade	(133,152)	(138,229)
Advances from customers	153	-
Taxes payable (benefit)	120	(69)
Lease liability	64,978	18,060
Other payables and accrued liabilities	165,656	(32,124)
Net cash provided by operating activities	188,640	106,653
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(10,609)	(6,013)
Net cash used in investing activities	(10,609)	(6,013)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of loan	(82,687)	(121,248)
Net cash used in financing activities	(82,687)	(121,248)
EFFECT OF EXCHANGE RATE ON CASH	(78,148)	12,648
INCREASE(DECREASE) IN CASH	17,196	(7,960)
CASH, beginning of period	1,425	9,385

CASH, end of period	$18,621	$1,425
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income tax	$25,361	$173
Cash paid for interest expense	$6,607	$10,927

The accompanying notes are an integral part of the combined financial statements

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS

1.	ORGANIZATION AND BUSINESS BACKGROUND

Chongqing Guoyitang Hospital Co., Ltd. (“Guoyitang”) was incorporated under the laws of the People’s Republic of China (“China” or the “PRC”) on November 10, 2015 in Chongqing City, in the Southwest of China. Guoyitang is an integrated hospital of traditional Chinese and western medicine approved by the Health Commission. Guoyitang’s record owners were three PRC citizens, Mr.Wenfa Zhuo, Mr. Shaohui Zhuo and Ms. Nanfang Xiao, from incorporation until December 27, 2019,. when Ms. Jia Song became the record owner of 98% of the equity interests of Guoyitang and Ms. Nanfang Xiao retained 2% of the equity interests of Guoyitang

Chongqing Huzhongtang Healthy Technology Co., Ltd. (“Huzhongtang”) was incorporated on November 25, 2015 under the laws of the PRC in Chongqing City, in the Southwest of China. Huzhongtang is a pharmaceutical distributor that markets medicines and medical devices. Huzhongtang’s customers include a wide range of clinics, private and public hospitals and pharmacies in the PRC. Mr.Xiaoming Zhuo and Ms. Lini Lin has controlled 60% and 40% equity interest in Huzhongtang since May, 2019, respectively.

On October 29, 2020, Mr.Xiaoming Zhuo and Ms. Lini Lin sold all of their equity interest in Huzhongtang to Guoyitang. After the acquisition, Guoyitang has held an 100% equity interest in Huzhongtang. The accompanying financial statements represent the combined entity and results of operation for the periods presented as though the transaction had occurred at the beginning of the periods presented.

On December 9, 2020, Guoyitang and its shareholders, Ms.Jia Song and Ms. Nanfang Xiao (the “Sellers”), entered into a stock purchase agreement (“the Agreement”) with BOQI International Medical Inc., a NASDAQ listed company (“BIMI”), and its wholly-owned subsidiary Beijing Xinrongxin Industrial Development Co., Ltd., a company organized under the laws of the PRC (“Buyer”). Pursuant to the Agreement, Buyer agreed to purchase all the issued and outstanding shares (the “Shares”) of Guoyitang from the Sellers. The aggregate purchase price for the Shares is RMB 100,000,000 (approximately $15,325,905), to be paid in consideration of 2,000,000 shares of common stock of BIMI (the “Stock Consideration”) and RMB 60,000,000 (approximately US$9,195,543) in cash (the “Cash Consideration”). Cash consideration of RMB 20,000,000 (approximately $3,048,780) was paid in December 2020. The balance of the Cash Consideration in the amount of RMB 40,000,000 (approximately $6,097,560) is subject to post-closing adjustments based on the performance of Guoyitang in 2021 and 2022.

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS

2.	GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As reflected in the accompanying consolidated financial statements the Company incurred significant comprehensive losses of $68,806. As of December 31, 2020, the Company had an accumulated deficit of $510,071 and working capital of negative $834,889. Management believes these factors raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months.

The continuation of the Company as a going concern through the next twelve months is dependent upon (1) the continued financial support from its stockholders or its ability to obtain external financing, and (2) further implement management’s business plan to extend its operations and generate sufficient revenues to meet its obligations. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be neither any assurances to that effect, nor any assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management believes that the actions presently being taken to obtain additional funding and implement its strategic plan provides the opportunity for the Company to continue as a going concern

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

●	Basis of presentation and consolidation

The accompanying combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The combined financial statements include the financial statements of the Company and its Huzhongtang subsidiary, hereinafter the “Company”. All significant inter-company transactions and balances between the Company and Huzhongtang, which are the investments made by Guoyitang in Huzhongtang when Guoyitang acquired the 100% equity interests in Huzhongtang, were eliminated upon consolidation.

●	Use of estimates

The preparation of the combined financial statements in conformity with US GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes. Significant estimates and assumptions made by management include, among others, useful lives and impairment of long-lived assets, collectability of accounts receivable, advance to suppliers allowance for doubtful accounts and reserve of inventory. While the Company believes that the estimates and assumptions used in the preparation of the combined financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the combined financial statements in the period they are determined to be necessary.

●	Cash

Cash consists primarily of cash on hand and cash in banks. The Company maintains cash in accounts with various financial institutions in the PRC, which accounts are uninsured. The Company has not experienced any losses with respect to its bank accounts and believes it is not exposed to any risk on its cash held in its bank accounts.

●	Accounts receivable, net

Accounts receivable mainly represents the amount due from social medical insurance carriers of customers that received medical services as hospital outpatients. Accounts receivable are reported on net realizable value consisting of carrying amount, which representing of the invoiced amount, less allowance for doubtful amounts, if necessary. At the end of each period, the Company specifically evaluates customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For those receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2020 and 2019, the allowance for doubtful accounts were nil.

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS

●	Advances to suppliers

Advances to suppliers consist of prepayments to our vendors, such as pharmaceutical manufacturers, medical device manufactures and other upper stream distributors. Such advances depend on the situation, such as the nature of the goods, the supplier-demand relationship, the negotiation with the vendors and delivery time to receive products from vendors after making prepayments. We continuously monitor delivery from, and payments to, our vendors while maintaining a provision for estimated credit losses based upon historical experience and any specific supplier issues, such as discontinuing of inventory supply, that have been identified. If we have difficulty receiving products from a vendor, we take the following steps: cease purchasing products from such vendor, ask for return of our prepayment promptly, and if necessary, take legal action. No legal actions were initiated during the reporting periods. If all of these steps are unsuccessful, management then determines whether the prepayments should be reserved or written off. The balance of allowance for doubtful accounts relating to advances to suppliers were all nil as of December 31, 2020 and 2019.

●	Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the weighted average method. The Company reviews historical sales activity quarterly to determine excess, slow moving items, potentially obsolete items or expired items. The Company provides an inventory reserve based on the excess quantities on hand equal to the difference, if any, between the cost of the inventory and its estimated market value, potential obsolescence of inventories determined principally by customer demand and the expiration dates of the items. Any expired medicines are written off immediately. As of December 31, 2020 and 2019, the Company recorded allowance for slow moving, obsolete or expired inventory items of $146 and $10,029, respectively.

●	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and impairment, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Expected useful lives	Residual value
Medical equipment	10 years	5%
Office equipment	5 years	5%

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Leases

For all leases that were entered into prior to the effective date of ASC 842, the Company elected to apply the package of practical expedients. Based on this guidance the Company will not reassess the following: (1) whether any expired or existing contracts are or contain leases; (2) the lease classification for any expired or existing leases; and (3) initial direct costs for any existing leases.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of obligations under operating leases, and obligations under operating leases, non-current on the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of obligations under capital leases, and obligations under capital leases, non-current on our consolidated balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date, adjusted by the deferred rent liabilities at the adoption date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company’s terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Operating lease expense is recognized on a straight-line basis over the lease term.

●	Impairment of long-lived assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property, plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS

●	Revenue recognition

The Company adopted Accounting Standard Codification (“ASC”) Topic 606, Revenues from Contract with Customers (“ASC 606”) for all periods presented. Under ASC 606, revenue is recognized when control of the promised goods and services is transferred to the Company’s customers, in an amount that reflects the consideration that the Company expects to be entitled to in exchange for those goods and services, net of value-added tax. The Company determines revenue recognition through the following steps:

✓	Identify the contract with a customer;
✓	Identify the performance obligations in the contract;
✓	Determine the transaction price;
✓	Allocate the transaction price to the performance obligations in the contract; and
✓	Recognize revenue when (or as) the entity satisfies a performance obligation.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied by the transfer of the promised goods to the customers, at a point in time or over time as appropriate.

●	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying combined statement of stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts all of its businesses in the PRC and is subject to tax in this jurisdiction.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is the United States Dollar (“US$”). The Company maintains its books and records in the local currency, the Renminbi Yuan (“RMB”), which is the functional currency as being the primary currency of the economic environment in which the Company operates.

In general, for consolidation purposes, assets and liabilities of the Company whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS

Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective period:

	December 31,
	2020	2019
For year ended average RMB:US$1 exchange rate	6.8976	6.8985
At balance sheet date RMB:US$1 exchange rate	6.5249	6.9762

●	Related parties

Parties, which can be a corporation or individuals, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

ASC Topic 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. For the years ended December 31, 2020 and 2019, the Company had two operating segments in the PRC, medical services and pharmaceutical distribution. The revenues of the pharmaceutical distribution segment were minimal and were not derived from routine business. Accordingly, the revenues and the operating expenses of the pharmaceutical distribution segment are not separately reported.

●	Fair value of financial instruments

The Company follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1 : Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash, accounts receivable, prepayments and other receivables, accounts payable, tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments (Level 1).

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS

●	Recent accounting pronouncements

In December 2019, the FASB issued ASU 2019-12 - Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This ASU provides an exception to the general methodology for calculating income taxes in an interim period when a year-to-date loss exceeds the anticipated loss for the year. This update also (1) requires an entity to recognize a franchise tax (or similar tax) that is partially based on income as an income-based tax and account for any incremental amount incurred as a non-income-based tax, (2) requires an entity to evaluate when a step-up in the tax basis of goodwill should be considered part of the business combination in which goodwill was originally recognized for accounting purposes and when it should be considered a separate transaction, and (3) requires that an entity reflect the effect of an enacted change in tax laws or rates in the annual effective tax rate computation in the interim period that includes the enactment date. The standard is effective for the Company for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company is currently in the process of evaluating the impact of the adoption on its consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, we have not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS

4.	ACCOUNTS RECEIVABLE, NET

Accounts receivable, consist of the following:

	December 31,
	2020	2019
Accounts receivable, cost	$14,978	$50,111
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$14,978	$50,111

During the years ended December 31, 2020 and 2019, no allowance for doubtful accounts was accrued for accounts receivable.

5.	ADVANCES TO SUPPLIERS, NET

Advances to suppliers, consist of the following:

	December 31,
	2020	2019
Advances to suppliers, cost	$41,446	$33,094
Less: allowance for doubtful accounts	-	-
Advance to suppliers, net	$41,446	$33,094

During the years ended December 31, 2020 and 2019, no allowance for doubtful accounts was accrued for advances to suppliers.

5.	INVENTORIES

Inventories present merchandise that the Company purchased from its suppliers and holds for sale. Inventories consist of the following:

	December 31,
	2020	2019
Traditional Chinese medicine	$54,898	$80,894
Western medicine	44,755	31,905
Less: impairment	(1,222)	(1,367)
inventories, net	$98,431	$111,432

The Company accrued the allowance for provision for slow moving, obsolete or expired inventory items was $146 and $10,029 at the years ended December 31, 2020 and 2019, respectively.

6.	AMOUNT DUE FROM RELATED PARTIES

From time to time some of the Company’s business income was collected by the former shareholder Mr.Wenfa Zhuo. The amount due from its shareholder presented as following:

		Nature of the	December 31,
	Relationship	Transactions	2020	2019
Wenfa Zhuo	Former shareholder of Guoyitang	Loan form shareholder, free of interest and due on demand	41,211	105,414
Total			$41,211	$105,414

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS

7.	PREPAYMENTS AND OTHER RECEIVABLES

Prepayments and other receivables present the amount the Company’s rental prepayment for the office, social insurances for employee and other miscellaneous receivables. The table below set forth the balances as of December 31, 2020 and 2019.

	December 31,
	2020	2019
Deposit for rental	62,792	19,744
Social insurances for employee	9,822	2,505
Others	529	-
	73,143	22,249
Less: allowance for doubtful accounts	-	-
Prepayments and other receivables, net	$73,143	$22,249

Management evaluates the recoverable value of these balances periodically according to the Company’s policy of credit and allowance for doubtful accounts. During the years ended December 31, 2020 and 2019, no allowance for doubtful accounts was accrued for other receivable.

8.	PROPERTY, PLANT AND EQUIPMENT, NET

The Company’s property, plant and equipment consisted of the following:

	December 31,
	2020	2019
Medical equipment	$987,097	$982,669
Office equipment	18,365	13,764
	1,005,462	996,433
Less: accumulated depreciation	(472,910)	(375,973)
Property, plant and equipment, net	$532,552	$620,460

The Company’s accrued depreciation expense for the years ended December 31, 2020 and 2019 were $97,289 and $95,991, respectively.

9.	Leases

As of December 31, 2020, the Company has two leases, for the hospital building and an office space, with expiration dates through May 2026 and June 2029. For the years ended December 31, 2020, 2019, the lease expenses were $89,797 and $102,557, respectively. Balance sheet information related to the Company’s operating leases as of  December 31, 2020 and 2019 was as follows:

	December 31,
	2020	2019
Right-of-use assets
Operating lease	$443,993	$607,534
Total Right-of-use assets	$443,993	$607,534
Current operating lease liabilities	$157,524	$146,072
Non-current operating lease liabilities	$369,506	$479,521
Total Lease Liabilities	$527,030	$625,593

Lease liability maturities as of December 31, 2020 and 2019, are as follows:

	December 31,
	2020	2019
Operating Lease
2020	$-	$146,671
2021	124,459	116,408
2022	121,468	113,610
2023 and after	375,449	371,853
Total minimum lease payments	$621,376	$748,542
Less: Amount representing interest	$(94,346)	$(122,949)
Total Lease Liabilities	$527,030	$625,593

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS

10.	LOANS

Short-term loans

Loans consist of the following:

In 2017, Guoyitang entered into a loan agreement to borrow RMB 2,000,000 from Shanghai Huarui Bank Co.,Ltd at a fixed annual interest rate of 6.65%. The loan was guaranteed by Pingan International Finance Leasing Co., Ltd.

	December 31,
	2020	2019

Short-term loans	$8,340	-
Long-term loans	-	$91,027
Total	$8,340	$91,027

For the years ended December 31, 2020 and 2019, interest expense on short-term loans amounted to $6,607 and $10,927, respectively.

11.	ACCOUNT PAYABLE

Account payables consisted of the following:

	December 31,
	2020	2019
Medicines suppliers	$538,020	$851,159
	$538,020	$851,159

12.	OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following:

	December 31,
	2020	2019
Salary payable	$188,678	$33,368
Social insurances payable	8,802	14,465
Others	16,009	-
	$213,489	$47,833

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS

13.	RELATED PARTIES AND RELATED PARTIES TRANSACTIONS

From time to time the Company financed its working capital from its shareholders to support its ordinary course of business. The amount due to its shareholders presented as following:

		Nature of the	December 31,
	Relationship	Transactions	2020	2019
Shaohui Zhuo	Chief Executive Office	Loan from shareholder, free of interest and due on demand	$166,367	$-
Nanfang Xiao	Chief Executive Office and shareholder of the Company	Loan form shareholder, free of interest and due on demand	13,027	25,085
Jia Song	Shareholder of Guoyitang	Loan form shareholder, free of interest and due on demand	25,679	-
Total			$205,073	$25,085

14.	TAXES

PRC Income Taxes

The Company and its subsidiary operate in the PRC and are subject to the Corporate Income Tax Law of the PRC at a unified income tax rate of 25%. The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2020 and 2019 is as follows:

	For the Year ended December 31,
	2020	2019
Income from PRC operation before income taxes	$(59,580)	$111,495
Statutory income tax rate	25%	25%
Income tax expense at the statutory rate	(14,895)	27,874
Tax effect of non-taxable items		(27,700)
Tax effect of loss not recognized	14,810	-
Income tax expense	$(85)	$174

The table below summarizes the differences between the PRC statutory federal rate and the Company’s effective tax rate.

	Year Ended December 31
	2020	2019
Tax computed at China statutory rates	25%	25%
Effective rate	25%	25%

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND ITS SUBSIDIARY
NOTES TO COMBINED FINANCIAL STATEMENTS

15.	STOCKHOLDERS’ EQUITY

Guoyitang was incorporated under the laws of the PRC on November 10, 2015 in Chongqing City with registered capital of RMB 2,000,000 (or appropriately US$ 286,188). The shareholders of Guoyitang paid in capital of RMB 2,000,000 (or appropriately US$ 286,188).

16.	CONCENTRATIONS OF RISK

The following is a discussion of concentrations ricks to which the Company might be exposed:

(a)	Major customers

The Company provides the service of hospital and retail sales to the customers, so there are no customers that took up the large revenue proportion of the whole year sales.

(b)	Major venders

For the year ended December 31, 2020, three vendors who accounted for 10% or more of the Company’s purchases and its outstanding balances as at balance sheet date, are presented as follows:

	For the year ended December 31, 2020		As of December 31, 2020
Venders	Purchases	Percentage of total purchases	Accounts payable

Vender A	$195,331	34%	$151,852
Vender B	84,979	15%	263,772
Vender C	83,985	15%	10,949
	$364,295	64%	$426,573

For the year ended December 31, 2019, two vendors who accounted for 10% or more of the Company’s purchases and its outstanding balances as at balance sheet date, are presented as follows:

	For the year ended December 31, 2019		As of December 31, 2019
Venders	Purchases	Percentage of total purchases	Accounts payable

Vender D	$109,675	34%	$187,892
Vender E	52,683	17%	3,271
	$162,358	51%	$191,163

(c)	Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivables. The Company believes the concentration of credit risk in its accounts receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d)	Interest rate risk

The Company has loans with fixed interest during the term of loans. Expense and cash flows related to those loans are substantially independent of the market interest rates within its contractual loan term. However, as current loan expire and renew or, additional loans are necessary, new loan potentially subject to interest rate risk. The Company mitigated the concentration of the interest risk through fixed interest rates and holding a right of prepayment of the loans for renewal if the Company can obtain lower fixed interest rates. No interest rate swaps were entered into to manage the interest rate risk. The Company has no significant interest-bearing assets and the Company’s income and operating cash flows related to its assets are substantially independent of changes in market interest rates.

CHONGQING GUOYITANG HOSPITAL CO., LTD. AND
ITS SUBSIDIARY NOTES TO COMBINED
FINANCIAL STATEMENTS

(e)	Exchange rate risk

The reporting currency of the Company is the US$, the majority of the Company’s revenues and costs are denominated in RMB and all of the Company’s assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If RMB depreciates against US$, the value of RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

(f)	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

18.	SUBSEQUENT EVENTS

On December 9, 2020, Guoyitang and its shareholder, Ms.Jia Song and Ms.Nanfang Xiao (“Seller”), entered into a stock purchase agreement (“the Agreement”) with BOQI International Medical Inc., a NASDAQ listed company (“BIMI”), and its wholly-owned subsidiary Beijing Xinrongxin Industrial Development Co., Ltd., a company organized under the laws of the PRC (“Buyer”). Pursuant to the Agreement, Buyer agreed to purchase all the issued and outstanding shares (the “Shares”) of Guoyitang from Seller. The aggregate purchase price for the Shares is RMB 100,000,000 (approximately $15,325,905), to be paid in consideration of 2,000,000 shares of common stock of BIMI (the “Stock Consideration”) and RMB 60,000,000 (approximately US$9,195,543) in cash (the “Cash Consideration”). The translation was closed on February 2, 2021. At closing, 2,000,000 shares of the Common Stock and RMB 20,000,000 (approximately US$3,048,780) in cash were delivered to the Seller when 100% of the Guoyitang Shares were transferred to BIMI. The balance of the purchase price in the amount of RMB 40,000,000 (approximately US$6,097,560) is subject to post-closing adjustments based on the performance of Guoyitang in 2021 and 2022, respectively.